EXHIBIT 99.1
TEXAS PACIFIC LAND TRUST

1700 Pacific Avenue
Suite 2770
Dallas, Texas 75201
______

TRUSTEES: MAURICE MEYER III JOHN R. NORRIS III JAMES K. NORWOOD	Telephone (214) 969-5530	ROY THOMAS General Agent DAVID M. PETERSON Assistant General Agent

TEXAS PACIFIC LAND TRUST

REPORT OF OPERATIONS - UNAUDITED

	Three Months Ended
	June 30, 2010	June 30, 2009
Rentals, royalties and other income	$4,912,841	$3,736,877
Land sales	1,567,750	523,010
Total income	$6,480,591	$4,259,887
Provision for income tax	$1,788,493	$1,079,902
Net income	$3,805,534	$2,428,849
Net income per sub-share	$.39	$.24
Average sub-shares outstanding during period	9,767,077	10,092,773

	Six Months Ended
	June 30, 2010	June 30, 2009
Rentals, royalties and other income	$8,796,919	$5,602,954
Land sales	1,935,070	523,010
Total income	$10,731,989	$6,125,964
Provision for income tax	$2,839,187	$1,531,280
Net income	$6,248,001	$3,191,001
Net income per sub-share	$.64	$32
Average sub-shares outstanding during period	9,797,930	10,120,410

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements regarding the Trust's future operations and prospects, the markets for real estate in the areas in which the Trust owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competition, management's intent, beliefs or current expectations with respect to the Trust's future financial performance and other matters.  We assume no responsibility to update any such forward-looking statements.